UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2016 (August 12, 2016)

NAC Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49655	87-0678927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South

Suite 1115

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 953-7490

4720 Salisbury Road,

Jacksonville, FL 32256

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report (the “Report”) contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	Market acceptance of our products and services;

●	Competition from existing products or new products that may emerge;

●	The implementation of our business model and strategic plans for our business and our products;

●	Estimates of our future revenue, expenses, capital requirements and our need for financing;

●	Our financial performance;

●	Current and future government regulations;

●	Developments relating to our competitors; and

●	Other risks and uncertainties, including those listed under the section title “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01.	Completion of Acquisition of Disposition of Assets.

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

The Share Exchange

On July 19, 2016, NAC Global Technologies, Inc., a Nevada corporation (the “Company”), entered into a share exchange agreement (the “Exchange Agreement”) by and among the Company, Swiss Heights Engineering S.A., a Switzerland company (“SHE”), and the shareholders of SHE (the “Selling Shareholders”). Pursuant to the terms of the Exchange Agreement, upon the consummation of the transactions (the “Share Exchange”) contemplated by the Exchange Agreement (the “Closing”), the Selling Shareholders agreed to transfer to the Company all of the shares of SHE held by such Selling Shareholders in exchange for (1) the issuance of 83,000,000 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (2) warrants to purchase up to a total of 737,341,257 shares of the Company’s common stock, at an exercise price of $0.000001 per share (the “Warrants”). On August 12, 2016, the parties to the Exchange Agreement closed the Share Exchange. Simultaneously with the Closing, Mr. Antonio Monesi, a Selling Shareholder, transferred all of his Exchange Shares and Warrants and rights under the Exchange Agreement and related documents to his wholly-owned affiliate holding company, AM Dream Holding LLC, a Nevada limited liability company (“AM Dream”).

Upon the Closing, SHE became a wholly-owned subsidiary of the Company. Immediately after the Closing, the Selling Shareholders owned approximately 69.5% of the issued and outstanding shares of the Company’s Common Stock, 92.6% of the Company’s Common Stock on a fully-diluted basis (including outstanding warrants) and 95.75% of the Company’s Common Stock on a fully-diluted basis (excluding outstanding warrants other than the Warrants), in each case, based on the outstanding securities and convertible securities of the Company as of the Closing.

The Exchange Agreement contains customary representations and warranties by each of SHE and the Company, relating to, among other things: (1) organization, (2) authority, (3) capitalization, (4) subsidiaries, (5) governing documents, (6) no conflicts, (7) government consents, (8) financial statements (and with respect to the Company, Securities and Exchange Commission filings and trading), (9) no undisclosed liabilities, (10) absence of certain changes, (11) with respect to the Company, titled to the Exchange Shares and shares issued pursuant to the Warrants, (12) compliance with laws, (13) no improper payments, (14) permits, (15) litigation, (16) tax matters, (17) real and tangible personal property, (18) intellectual property, (19) material contracts, (20) environmental matters, (21) broker fees, (22) related party transactions, (23) employee benefit plans, (24), labor and employment matters, (25) insurance, (26) top customers and suppliers and (27) with respect to the Company, investment intent. The Selling Shareholders also made certain customary representations and warranties to the Company regarding (1) organization and good standing, (2) authority, (3) title to the SHE shares, (4) no conflicts, (5) governmental consents, (6) litigation, (7) investment representations and (8) broker fees. The representations and warranties made by the parties did not survive the Closing.

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The Exchange Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Exchange Agreement and the earlier of the Closing or the termination of the Exchange Agreement in accordance with its terms, including covenants regarding (1) the provision of access to their properties, books and personnel, (2) the operation of their respective businesses in the ordinary course of business, (3) confidentiality and publicity, (4) with respect to the Company, filing its reports required by the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (5) no solicitation of other competing transactions, (6) efforts to consummate the Closing and obtain third party and regulatory approvals, (7) further assurances, (8) indemnification and exculpation of SHE directors and officers, and (9) preservation of records. Additionally, the Company agreed to use its reasonable best efforts to reduce its short-term debt (due within 12 months after the Closing) below $1,200,000 in the aggregate as of the Closing.

The parties also agreed in the Exchange Agreement to take all necessary actions so that the board of directors of the Company (the “Board”) as of the Closing will consist of Mr. Vincent Genovese, and the Selling Shareholders, Mr. Antonio Monesi and Mr. Filippo M. Puglisi, with the remaining two seats on the five member board of directors open, which open seats will be filled after the Closing by an individual to be appointed by the Selling Shareholders and an independent board member agreed by all parties. In connection with the Closing, the parties agreed to keep Mr. Edward Haversang as the independent board member agreed by all parties. The parties also agreed to have the executive officers of the Company as of the Closing be Mr. Genovese as Chief Executive Officer, Mr. Monesi as President and Mr. Puglisi as Chief Financial Officer.

Each party’s obligations to consummate the Closing were conditioned upon, among other things: (1) no law or order being in effect which makes the transactions contemplated by the Exchange Agreement illegal or otherwise prevents or prohibits such transactions, (2) no pending litigation seeking to enjoin or restrict the consummation of the Closing, (3) the parties having obtained all required governmental and third party consents as agreed by the parties, (4) any waiting period applicable to the Closing under any anti-trust laws having expired or been terminated, and (5) the members of the Board having been elected or appointed consistent with the requirements of the Exchange Agreement, as described above.

The Company’s obligations to consummate the Closing were also conditioned on: (1) the representations and warranties of SHE and the Selling Shareholders being true and correct (subject to certain materiality qualifiers) as of the date of the Closing, (2) the compliance in all material respects by SHE and the Selling Shareholders of their covenants to be complied with on or prior to the date of the Closing, (3) since the date of the Exchange Agreement, no events having occurred which individually or in the aggregate has had a material and adverse effect on the business, assets, liabilities, financial condition or results of operations of SHE and its subsidiaries, or the ability of SHE to consummate the transactions or perform its obligations required by the Exchange Agreement or the other ancillary documents, subject to customary exceptions, (4) the delivery by each Selling Shareholder of a lock-up agreement similar in form and substance to the Lock-Up Agreement (as described below) and (5) the delivery of certain other customary closing certificates, documents and instruments.

SHE and the Selling Shareholders’ obligations to consummate the Closing were also conditioned on: (1) the representations and warranties of the Company being true and correct (subject to certain materiality qualifiers) as of the date of the Closing, (2) the compliance in all material respects by the Company of its covenants to be complied with on or prior to the date of the Closing, (3) since the date of the Exchange Agreement, no events shall having occurred which individually or in the aggregate has had a material and adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, or the ability of the Company to consummate the transactions or perform its obligations required by the Exchange Agreement or the other ancillary documents, subject to customary exceptions, (4) the Company and its subsidiaries having short-term debt (due within 12 months after the Closing) as of the Closing that does not exceed $1,200,000, (5) the Lock-Up Agreement (as described below) being in full force and effect, (6) the delivery of the Warrants in a form to be agreed by the parties prior to the Closing, (7) the delivery of an amended and restated employment agreement between Vincent Genovese and the Company in a form to be agreed by the parties prior to the Closing, (8) the delivery of amended and restated promissory notes with certain creditors of the Company, which will, among other matters, eliminate the equity conversion features of their debt, (9) the delivery of a legal opinion by the Company’s counsel and (10) the delivery of certain other customary closing certificates, documents and instruments.

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The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Lock-Up Agreements

In connection with the Exchange Agreement, Vincent Genovese, a significant shareholder and officer and director of the Company entered into a lock-up agreement with the Company and SHE on July 19, 2016 (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, Mr. Genovese agreed that beginning from July 19, 2016 and until the earlier of August 12, 2017 (the one year anniversary of the Closing) and the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for case, securities or other property, Mr. Genovese will not (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock held by him, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares or (iii) publicly disclose the intention to do any of the foregoing. However, after February 12, 2017, the six month anniversary of the Closing, Mr. Genovese is permitted to transfer a number of shares of Company common stock in any day equal to 10% of the average daily volume of the shares of the Company’s common stock during the prior week. The Lock-Up Agreement is governed by New York law. Any disputes under the Lock-Up Agreement will be brought in federal or state courts located in New York County, New York.

In connection with the Closing, on August 12, 2016, the Selling Shareholders, AM Dream and Filippo M. Puglisi, entered into a lock-up agreement with the Company (the “Seller Lock-Up Agreement”). Pursuant to the Seller Lock-Up Agreement, the Selling Shareholders agreed that until the earlier of August 12, 2017 (the one year anniversary of the Closing) and the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for case, securities or other property, the Selling Shareholders would not (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock and shares issued upon exercise of the Warrants (collectively, the “Restrictive Shares”) held by each of the Selling Shareholders, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Restrictive Shares or (iii) publicly disclose the intention to do any of the foregoing. However, after the six month anniversary of the Closing, the Selling Shareholders are permitted to transfer a number of Restrictive Shares in any day equal to 10% of the average daily volume of the shares of the Company’s Common Stock during the prior week. The Seller Lock-Up Agreement is governed by New York law. Any disputes under the Seller Lock-Up Agreement will be brought in federal or state courts located in New York County, New York.

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The foregoing descriptions of the Lock-Up Agreement and the Seller Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the Lock-Up Agreement and the Seller Lock-Up Agreement, respectively, copies of which (or with respect to the Lock-Up Agreement, the form of which) are filed herewith as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference.

Exchange Warrants Issued Pursuant to the Exchange Agreement

The Exchange Warrants provide for the purchase of up to a total of 737,341,257 shares of the Company's Common Stock at an exercise price of $0.000001 per share, subject to adjustments set forth in the Exchange Warrant. AM Dream received 457,151,579 Warrants and Mr. Puglisi received 280,189,678 Warrants. The Warrants are exercisable for a term of 10 years from the date of issuance and the Exchange Warrant includes a cashless exercise feature. The number of shares of the Company’s Common Stock to be delivered upon exercise of the Warrants (and the related exercise price) is subject to adjustment for subdivision or consolidation of shares, certain dividends and distributions and other customary dilutive events and equitable adjustments.

The foregoing description of the Exchange Warrants does not purport to be complete and is qualified in its entirety by reference to the Exchange Warrant, a form of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Departure and Appointment of Directors and Officers

Upon the Closing, Rita O’Connor, one of our incumbent directors, resigned from her position as a director. Antonio Monesi and Filippo Puglisi were appointed as directors.

Upon the Closing, Vincent Genovese resigned from his position as President of the Company, and the Board appointed Mr. Antonio Monesi as the Company’s President and Mr. Filippo Puglisi as the Company’s Chief Financial Officer. Mr. Genovese remained the Company’s Chief Executive Officer.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse acquisition,” and SHE is deemed to be the acquirer. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of SHE and its consolidated subsidiaries and will be recorded at the historical cost basis of SHE, and the consolidated financial statements after consummation of the Share Exchange will include the assets and liabilities of SHE, historical operations of SHE, and operations of the Company and its subsidiaries from the Closing.

As a result of the issuance of the Exchange Shares, a change of control of the Company occurred as of the Closing. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange.

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DESCRIPTION OF BUSINESS

Overview

NAC Global Technologies, Inc. (referred to herein as the “Company,” “we”, “our”, and “NAC Global”) is an engineering services, R&D, and manufacturing company. Prior to the Share Exchange, we had one wholly owned subsidiary, NAC Drive Systems, Inc. (“NAC Drive”), a manufacturer and supplier of harmonic gearing technology (“HGT”) platforms that operate in the robotics, automation, and medical industries amongst others. HGT is a premier technology in industries where very high precision, long-life, compactness, light weight, and reliability are important factors. In additional to robotics applications, we see HGT use expanding across multiple industries and geographies including aerospace, energy, and defense. We have partnered with CTKM Beijing Harmonic Drive, LTD. (“CTKM”), who supplies HGT to the China Space Agency. We manufacture our HGT components in Beijing, China, and perform final assembly and quality control in Port Jervis, New York.

Through the Share Exchange, we acquired the business of SHE and its subsidiaries. As a result, our business operations have expanded to include additional product and service lines that support the oil and gas, petrochemical and chemical industries. Our newly acquired subsidiaries design, manufacture and sell plants and equipment used in oil and gas production, treatment and refining and also provide instruments and services related to the measurement and process control in connection with oil and gas, petrochemical and chemical productions. We also achieved geographic expansion by acquiring SHE. As of the date of this Current Report, we have operating subsidiaries in the U.S., Italy, United Arab Emirates, Colombia and Mexico, serving customers in Europe, North America, Asia, Africa, South America and the Middle East.

Our principal executive offices are located at 1800 West Loop South, Suite 1115, Houston, Texas 77027. Our telephone number is (281) 953-7490. Our website address is www.nacglobaltechnologies.com. The information contained on our website is not incorporated by reference into this Current Report on Form 8-K.

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Corporate Structure

Below is an organizational chart setting forth our corporation structure, immediately following the Share Exchange:

NAC Drive Systems, Inc.

NAC Drive is a corporation incorporated under the laws of State of Delaware, U.S. It supplies harmonic gearing technology (“HGT”) to customers in the robotics, automation and medical industries.

Swiss Heights Engineering S.A.

SHE is a business company organized in Switzerland. SHE currently holds 100% of the equity interests in the Petrochem Industrie Group. The Petrochem Industrie Group is comprised of three operating companies, including Petrochem Industrié S.r.L, ProTeam TPS S.r.L, and Lotus S.r.L.

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Petrochem Industrié S.r.L

Petrochem Industrié S.r.L (“Petrochem”) is a limited liability company formed under the laws of Italy. Petrochem designs and manufactures steel equipment and parts for customers in refining, oil field services, petrochemical and chemical industries. Its main products are pressure equipment for oil and gas production, pressure components for chemical and petrochemical plants and skid mounted prefabricated units.

ProTeam TPS S.r.L.

ProTeam TPS S.r.L. (“Proteam”) is a limited liability company formed under the laws of Italy. ProTeam designs and develops entire chemical and petrochemical plants. Pro-Team’s engineering focus and main customer base is secondary chemicals, “green” chemicals, technical gases, and oil and gas.

Lotus S.r.L.

Lotus S.r.L. (“Lotus”) is a limited liability company formed under the laws of Italy. Lotus supplies certified measurement and industrial process instrumentation tools and also provides services related to the commercialization, maintenance and calibration of measurements systems, instruments and process equipment. Lotus is provides electro instrumental assembly for chemical and petrochemical plants.

Bellelli Engineering S.p.A.

Bellelli Engineering S.p.A. (“Bellelli”) is a limited company formed under the laws of Italy. Bellelli primarily designs and supplies process plants and equipment for the oil and gas industry, ranging from oil and gas field production facilities to treatment and refining. Bellelli’s capabilities also include advanced systems for petrochemical, pharmaceutical, and power generation plants. Additionally, Bellelli provides advanced process control systems to ensure smooth plant operations under the most critical conditions with consistent product quality.

Bellelli has the following subsidiaries, each serving existing and potential customers in its respective jurisdiction:

●	BE North America, Corp. (“BE North America”), a corporation incorporated under the laws of State of Nevada, U.S.;

●	Bellelli Emirates Engineering General Contracting LLC (“Bellelli UAE”), a limited liability company incorporated under the laws of United Arab Emirates;

●	Bellelli Engineering Colombia S.A.A. (“Bellelli Colombia”), a simplified joint-stock company formed under the laws of Colombia;

●	Bellelli USA LLC (“Bellelli USA”), a limited liability company formed under the laws of State of Texas, U.S.; and

●	Ingeniera Bellelli S.A.P.I. de C.V. (“Ingeniera”), a corporation formed under the laws of Mexico.

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Corporate History

We were originally formed in 1954. On April 29, 2014, we entered into a share exchange agreement (the “April 2014 Agreement”) by and among (i) us, (ii) NAC Drive Systems, Inc., a Delaware corporation (“NAC Drive”), (iii) our former principal shareholders and (iv) the former shareholders of NAC (the “Former NAC Shareholders”). Pursuant to the terms of the April 2014 Agreement, the Former NAC Shareholders transferred to the Company all of the shares of NAC Drive held by such shareholders in exchange for the issuance of 23,125,001 shares of our Common Stock. As a result, NAC Drive became our wholly-owned subsidiary.

NAC Drive (formerly NAC Harmonic Drive, Inc.) was formed in 2007 with a lineage dating to 1968 and entered the market by developing a relationship with CTKM. On May 6, 2014, NAC Harmonic Drive, Inc. changed its name to NAC Drive Systems, Inc. As previously discussed, we acquired NAC Drive in April 2014.

Bellelli was formed in 2002. The company focuses on equipment manufacturing and related services for the oil and gas industry. In 2010, Bellelli completed its restructuring, changing from an S.r.L. to an S.p.A. Over the past several years and in connection with its international expansion, Bellelli has formed subsidiaries in multiple countries, including BE North America, Bellelli USA LLC, Bellelli UAE, Bellelli Colombia and Ingeniera.

SHE holds 100% of the equity interests of Petrochem, Proteam and Lotus. Petrochem was formed in 2011 to acquire assets, production capacity and all relevant customers and contracts of Orlandi Impianti, an Italian company that had filed bankruptcy. The acquisition was completed in 2013. Since then, Petrochem has been focusing on the design and manufacturing steel pressure equipment and parts for customers in the petrochemical and chemical industries. Proteam was formed in 1990 to design and develop chemical and petrochemical project plants. It also supplies turn-key plants as an Engineering Procurement and Construction (“EPC”) contractor. In 2015, TPS acquired 100% outstanding equity interest of Proteam and changed the company’s name to Proteam TPS. Lotus was formed in 1988. Since its inception, Lotus has been focusing on manufacturing equipment used in industrial process control and related services.

In March 2016, SHE entered into a merger agreement with Bellelli. Pursuant to the merger agreement, SHE became the owner of 78% of the equity interests of Bellelli with an option to acquire the remaining 22% upon satisfaction of certain conditions.

As a result of the Share Exchange, SHE and its subsidiaries, including the Petrochem Group and Bellelli, became subsidiaries of the Company.

Post – Share Exchange Business Segments

Immediately following the Share Exchange, we will conduct our operations through the following segments:

Plants and Equipment for the Oil and Gas, Petrochemical and Chemical Industries

We design, manufacture and supply process plants and equipment for the oil and gas industry, ranging from field production facilities to treatment and refining processes of crude oil and natural gas. Equipment we supply to the Oil and Gas industry includes almost all equipment needed in gas and crude oil treatment stations. Our key products include gas & crude oil heaters, well manifold, production, test and three-phase separators, fuel gas production systems, slug catchers, gas pressure reducing and metering stations, gas dehydration and sweetening systems, turn-key plants, skid mounted units, shell and tube heat exchanger, pressure vessels, columns, reactors, filters, separators, pressure vessel and thin film evaporator. We have obtained the ASME U certification as a manufacturer of this type of products.

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Below are descriptions of certain key products supplied to the oil and gas, petrochemical and chemical industries:

●	Well Manifold

Well manifolds are a system of piping and valves designed to control, distribute and monitor fluid flow. Manifolds are often configured for specific functions, such as choke manifolds used in well-control operations and squeeze manifolds used in squeeze-cementing work. By leveraging our experience in manifold designing, we are able to address functional requirements for each type of manifolds through the configuration of the equipment and the degree of control and instrumentation required.

●	Pig Launchers and Receivers

Pig launchers and receivers are used to launch or receive a pipeline cleaner device from a pipeline. The equipment consists of a launcher/receiver barrel, which is connected to the pipeline by a series of valves enabling the trap to be off- or on-line with pipeline flow. We provide stand-alone or installed, skid-mounted traps together with other ancillaries such as filters, by-pass actuated valves, pig handling devices and jib cranes.

●	Gas Dehydration and Gas Sweetening Systems

Gas dehydration and sweetening systems are one of the key equipment used in onshore and offshore natural gas productions. They are used to process natural gas to make it suitable for commercial use. The system includes components such as special heat exchangers, burners and pumps, etc.

●	Pressure Equipment

We design and manufacturer all general pressure equipment for refinery and other oil and gas plants upstream and downstream the oil production line. The pressure equipment mainly includes skid mounted units, shell and tube heat exchanger, pressure vessels, columns, reactors, filters, separators and pressure vessel. Our capacity includes welding and machining of almost all kinds of metal, such as alloys, Ni, CuNi, steel, and iron for up to approximately 50 mm and up to 70 metric tons.

●	Thin Film Evaporators

Thin film evaporators use indirect heat transfer and mechanical agitation of a flowing product to separate the volatile components from the less volatile ones. Either the vaporized component (distillate) or the concentrated component may be the product depending on the application. Our thin film evaporators are primarily supplied to companies in the oil and gas industry.

Energy Market Engineering, Procurement & Management Services

As an integrated solutions provider, we offer a full range of design, engineering, and project management services to our customers in energy-related industries, such as upstream oil and gas production, downstream refining, pipelines, offshore production and petrochemicals. The services we provide cover plant process engineering, mechanical design for piping network, boiler and pressure vessel design, instrumental engineering, electro engineering, consulting and EPC management. In particular, we have the capacity to act as an EPC contractor and subcontract to provide services to the oil and gas industry in connection with material selection, equipment selection and solutions and make the proposed process systems more efficient and reliable.

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Water Treatment Systems

We design, manufacture and supply water treatment systems that are used in the water purification process to remove undesirable chemicals, materials, and biological contaminants from contaminated water. This type of products are designed to produce water suitable for a specific purpose. Our customers for water treatment products include companies in the petrochemical, pharmaceutical and power generation industries.

Air Separation System

Another product line of our Company is plants and systems for the production of nitrogen, dry air and oxygen. Major products in this line include air dryers, nitrogen generators and liquid nitrogen storage systems. We primarily supply this type of products to customers in the petrochemical industry.

HGT

The focus of our operations prior to the Share Exchange was the development and supply of HGT platforms. Following the Share Exchange, we plan to continue our HGT operations through our wholly owned subsidiary NAC Drive. We will continue to supply HGT platforms to commercial customers in robotic, printing, corrugated products, semi-conductor, and health care industries and also plan to expand to defense industry segments.

Raw Materials and Suppliers

The principal materials we use in our business include structural steel, metal plate, concrete, cable and various electrical and mechanical components. These products and components are subject to raw material (aluminum, copper, nickel, iron ore, etc.) availability and commodity pricing fluctuations, which we monitor on a regular basis. Given the diversity of our product lines and customer base, we select our suppliers on a project by project basis based on factors such as customer demands, customer geographic areas and pricing.

We have access to numerous supply sources in multiple geographic areas and we do not foresee any unavailability of these items that would have a material adverse effect on our business in the near term. However, the availability of these products, components and raw materials may vary significantly from year to year due to various factors including client demand, producer capacity, market conditions and specific material shortages.

Customers

Customers of our operating subsidiaries, including the Petrochem Group and Bellelli, are companies in energy-related industries such as oil & gas, petrochemical and chemical. Our subsidiaries generally conduct business with their customers on a project by project basis. As a result, there is significant fluctuation in the revenues generated by particular customers. In terms of geographic areas, our operating subsidiaries have entered into agreements with customers in Europe, the Middle East, Asia, Africa, and South America. Customers in the Middle East and Asia accounts for more than 50% of Bellelli’s revenue in 2015 and customers in Europe account for more than 50% of Petrochem’s revenue.

Quality Control

In order to provide quality products and services, we have been continuously making efforts to build and improve our internal quality management systems. In addition, our operating subsidiaries have obtained various quality certifications. Bellelli and Petrochem have obtained the ISO 9001:2008 quality certification. Lotus has obtained the ISO 9001 certification for design and construction of chemical plants.

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Intellectual Property

The Company and its subsidiaries own and have the right to use the following domain names:

●	www.sheengineering.ch

●	www.petrochemindustrie.it

●	www.proteamtps.it

●	www.lotusravenna.com

●	www.bellellieng.com

●	www.bellellieng.ae

●	www.nacdrivesystems.com

●	www.nacdefensesysetms.com

●	www.nacglobaltech.com

●	www.nacglobaltechnologies.com

●	www.nacgtc.com

●	www.nacharmonic.com

●	www.nacharmonicgearing.com

●	www.nachd.com

●	www.nacpower.com

●	www.nacpowersystems.com

Other than domain names, we currently do not own any material intellectual property rights.

Competition

The markets of energy equipment and related services are highly competitive and, for the most part, require substantial resources and highly skilled and experienced technical personnel. A large number of companies are competing in the markets served by our business. Bellelli’s primary competitors include Italy-based Comart S.p.A., Siirtec Nigi S.p.A., Repco S.p.A., Pietro Fiorentini, C.S. and Impianti S.p.A. Petrochem’s competitors include SB Oil Tool Supply, Petrind, S.r.L., SIP&T, S.p.A. for serving clients in offshore oil and gas production; Facet International, S.p.A., Costacurta Vico, S.p.A., Sicon Oil & Gas, S.p.A, Mepeco, S.r.L. and IPM, S.p.A. for serving customers in oil and gas production; S.A.M.P.I., S.p.A., F.G.S. Drill, S.r.L. and Nuova Isma, S.r.L. for customers in oil and gas extraction; and Pompe Garbarino, S.p.A., Thermoengineering, S.r.L. and Riap Wielding Service, S.r.L. for customers in oil and gas pumping. Primary competitors of Lotus are Italy-based Rivetti Elettrimpianti, S.r.L., ABR Impianti, S.r.L. and Tozzi Sud, S.p.A.

In terms of our HGT product line, our primary competitor is the leading Japanese industry supplier HDS. HDS has subsidiaries, Harmonic Drive LLC and Harmonic Drive AG, operating in the United States and Germany, respectively. While HDS is the dominant worldwide supplier of harmonic technologies, there are other manufacturers we believe are striving to enter the market. Given the market scope and size, and growth, we expect competitions from new market entrants.

Employees

As of the date of this Current Report, the Company has 151 employees. Among these employees, 22 are employed by Petrochem, 5 are employed by Proteam, 40 are employed by Lotus and 83 are employed by Bellelli. All our subsidiaries have executed employment contracts with their employees in accordance with the laws of the jurisdictions in which they operate. The Form of Employment Agreement of Petrochem, Proteam and Lotus is based on the Italian National Standard Metal Workers Contract, which is a collective bargaining agreement.

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Legal Proceedings

We are currently involved in the following proceedings:

Petrochem Tax Dispute in Connection with Its Building Acquisition in 2013

In August 2013, Petrochem, through the Italian Bankruptcy Court, acquired all assets and the building of its predecessor business. Petrochem paid taxes pursuant to the Bankruptcy Court’s order. The tax agency is now assessing the acquisition as a normal commercial transaction instead of a Bankruptcy Court transaction. Petrochem appealed to the committee and won. The agency recurred to 1 level court and won. Petrochem is now appealing to 2 level court. If Petrochem’s appeal to 2 level court is rejected, Petrochem would have to pay additional tax in the amount of €127,000 within 5 days. Final decision will be made in approximately four to five months.

Bellelli Tax Dispute

On December 12, 2014, the Inland Revenue – Provincial Directorate of Rovigo, Italy found that Bellelli had an undeclared revenue in the amount of €13,207.17 and non-deductible costs in the amount of €381,914.40. Bellelli has challenged such findings before Agenzia delle Entrate, an Italian tax agency. Based on evidence subsequently submitted by Bellelli, the aggregate amount of undeclared revenue and non-deductible costs has been reduced to €276,004. The matter is currently pending and no final decision has been made yet.

Bellelli Commercial Disputes

●	Bellelli brought a lawsuit against Comtec Engineering S.r.l., one of its suppliers, for breach of contract. Bellelli claimed damages in the amount of €109,000.

●	Bellelli brought a lawsuit against Samic S.p.A., a tool manufacturer for breach of contract, claiming damages in the amount of €686,784.53.

●	Bellelli brought a lawsuit against Spiralit S.r.l., one of its suppliers, for breach of contract, claiming damages in the amount of €22,718.31.

●	Bellelli brought a lawsuit against OMC S.p.A., one of its suppliers, for breach of contract, claiming damages in the amount of €35,940.

●	Bellelli brought a lawsuit against Metalcarpenteria S.r.l., one of its suppliers, for breach of contract, claiming damages in the amount of €55,000.

●	Ruhrpumpen GMBH, a German supplier of Bellelli, filed a lawsuit against Bellelli in connection with its supply contracts with Bellelli for a project in Pakistan. Bellelli counterclaimed damages in the amount of the €4.6M based on delayed deliveries by Ruhrpumpen GMBH and defects in the pumps supplied.

●	Bellelli brought a lawsuit against Scouting S.p.A., an advisor for financing for breach of contract, claiming damages in the amount of €84,687.27.

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●	Arabital Italia S.p.A., a shipping company that delivered Bellelli’s products to Iraq, filed a lawsuit against Bellelli, claiming damages in the amount of €61,292.86.

●	Arabital Italia S.p.A. and Casa China, filed a lawsuit against Bellelli in connection with one of Bellelli’s projects in Pakistan. Casa China was the sub-contractor and local agent in Pakistan. Arabital shipped materials from China to Pakistan. Damages claimed are €1.1M.

●	Siemens S.p.A., one of Bellelli’s customers, filed a lawsuit against Bellelli for breach of contract based on Bellelli’s delay in shipping. The damages claimed by Siemens are €5,500.

●	Garzon, a former employee of Bellelli, filed a lawsuit against Bellelli, claiming that wages were owed such employee. The Judge has preliminarily ruled that, assuming Bellelli is proven to be liable, the maximum amount of damages is €59,327.04.

The above actions are currently pending before Italian courts. Bellelli believes that the claims against it are without merits and will vigorous defend itself in these matters.

Court Orders against Petrochem

Italian courts have issued court orders the require Petrochem to pay four suppliers an aggregate amount of €32,000 which are not disputed and must be paid as soon as possible.

Tax Agency Orders against Petrochem

Petrochem has received several tax agency orders to pay deferred tax prior to June 30, 2016. At any time after June 30, 2016, the tax agency could issue an order to pay all deferred taxes in the aggregate amount of €1.02 million within 5 days. If Petrochem fails to pay, the agency could take a pledge on Petrochem’s assets.

DESCRIPTION OF PROPERTIES

Through our subsidiary Bellelli, we own 10,401 square meters of land located in Badia Polesine, Rovigo, Italy and 7,038 square meters of land located in Interporto di Rovigo, Italy. We also own an office and warehouse building with an area of approximately 2,127 square meters located in Rovigo, Italy.

As of the date of this Current Report, we have entered into the following leases for office space, manufacturing and warehouse purposes:

Lessor	Entity	Term of Lease	Property Location
Iccrea Bancalmpresa	Lotus S.r.L	December 22, 2014 to December 20, 2025	Via Francesco Crispi 9 Ravenna 48123, Italy
Petrochem Immobiliare	Petrochem Industrie S.r.L.	May 19, 2016 to May 18, 2022	Via Benvenuto Cellini 18/20 Solaro(Mi) 20020, Italy
Ive Immobiliare Vecchia Europa	Proteam TPS S.r.L.	May 19, 2016 to May 18, 2022	Via XXV Aprile,51 Barlassina(Mi) 20825, Italy
Interporto di Rovigo S.p.A	Bellelli Engineering S.p.A.	July 01, 2009 to June 30, 2017	Capannone C6, Interporto di Rovigo, Italy
SSD Property Group	Bellelli Emirates Engineering General Contracting LLC	November 08, 2015 to December 6, 2016	Unit 96813 Sheikha Jameela Building, Airport Road, Abu Dhabi, United Arab Emirates
KBS SOR 1800 West Loop South, LLC	Bellelli USA LLC	March 03, 2016 to February 26, 2019	1800 West Loop South, Suite 1115 Houston, TX 77027
Regus Management Group, LLC	NAC Drive	January 01, 2016 to December 31, 2016	4720 Salisbury Road, Jacksonville, FL 32256

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RISK FACTORS

Risks Relating to Our Post- Share Exchange Operations and Our Industry

Our business is cyclical and dependent upon conditions in the oil and natural gas industry, which impact the level of exploration, development and production of oil and natural gas and capital expenditures by oil and natural gas companies. Our customers’ willingness to undertake exploration and production activities depends largely upon prevailing industry conditions that are influenced by numerous factors which are beyond our control. Any of these factors could have a material adverse effect on our business, financial condition, results of operations and cash flow.

We depend on our customers’ willingness to make operating and capital expenditures to explore for, develop and produce oil and natural gas. If these expenditures decline, our business will suffer. The oil and gas industry has traditionally been volatile, is highly sensitive to supply and demand cycles and is influenced by a combination of long-term, short-term and cyclical trends. Our customers’ willingness to conduct drilling, completion and production activities depends largely upon prevailing industry conditions that are influenced by numerous factors over which we have no control, such as:

●	the supply of and demand for oil and natural gas, including current natural gas storage capacity and usage;

●	the ability or willingness of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels for oil;

●	the current and expected future prices for oil and natural gas and the perceived stability and sustainability of those prices;

●	the supply of and demand for plant and equipment in oil and gas production in the world;

●	the cost of exploring for, developing, producing and delivering oil and natural gas;

●	public pressure on, and legislative and regulatory interest within, federal, state and local governments to stop, significantly limit or regulate hydraulic fracturing activities;

●	the expected rates of decline of current oil and natural gas production;

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	●	lead times associated with acquiring equipment and products and availability of personnel;

	●	regulation of drilling activity;

	●	the discovery and development rates of new oil and natural gas reserves;

	●	available pipeline and other transportation capacity;

	●	weather conditions, including hurricanes that can affect oil and natural gas operations over a wide area;

	●	political instability in oil and natural gas producing countries;

	●	domestic and worldwide economic conditions;

	●	technical advances affecting energy consumption;

	●	the price and availability of alternative fuels; and

‘	●	merger and divestiture activity among oil and natural gas producers.

Volatility or weakness in oil prices or natural gas prices (or the perception that oil prices or natural gas prices will decrease or remain depressed) generally leads to decreased spending by our customers, which in turn negatively impacts drilling, completion and production activity. In particular, the demand for new or existing drilling, completion and production work is driven by available investment capital for such work. When these capital investments decline, our customers’ demand for our products and services declines. Since oil and natural gas producers generally tend to be less risk tolerant when commodity prices are low or volatile, we typically experience a rapid decline in demand for our services compared with demand for other types of energy services. Any negative impact on the spending patterns of our customers may cause lower pricing and utilization for our core product and service lines, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Spending by exploration and production companies can also be impacted by conditions in the capital markets. Limitations on the availability of capital, or higher costs of capital, for financing expenditures may cause exploration and production companies to make additional reductions to capital budgets in the future even if oil prices remain at current levels or natural gas prices increase from current levels. Any such cuts in spending may result in a reduction in the demand for our products and services, and the rates we can charge and the utilization of our assets. Moreover, reduced discovery rates of new oil and natural gas reserves, or a decrease in the development rate of reserves, in our market areas, whether due to increased governmental regulation, limitations on exploration and drilling activity or other factors, could also have a material adverse impact on our business.

To reduce the depending from volatile markets, we have started to implement intensive business developments in countries and focusing on clients that are less dependent on the oil markets. In particular, Countries such as the UAE, Persian Gulf countries in general, Pakistan, countries in the Central African region, Argentina, Perù, Central America and, to certain extent, the USA and Canada need to develop natural gas much more than crude oil. These developments are much less influenced by the crude oil Prices. In this way, the cycling of the market is reduced. That said, there is no assurance that such efforts will substantially reduce the impact of oil and gas industry on our business.

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Fluctuations in oil and natural gas prices could adversely affect production activities by oil and natural gas companies and our revenues, cash flows and profitability. If oil and natural gas prices remain volatile, or if oil or natural gas prices remain low or decline further, the demand for our products and services could be adversely affected.

The demand for our products and services depends on the level of spending by oil and gas companies for production activities, which are affected by short-term and long-term trends in oil and natural gas prices, including current and anticipated oil and natural gas prices. Oil and natural gas prices, as well as the level of production activities, historically have been extremely volatile and are expected to continue to be highly volatile. For example, during 2015, oil prices were as high as $61 per barrel and as low as $35 per barrel, and entering 2016 we have seen them fall as low as $27 per barrel. In line with the sustained weakness and volatility in oil prices over the course of 2015, we experienced a significant decline in production activities across our customer base, which resulted in reduced demand and increased competition and pricing pressure to varying degrees across our product and service lines and operating areas.

Worldwide military, political and economic events, including initiatives by OPEC, affect both the demand for, and the supply of, oil and natural gas. Weather conditions, governmental regulation (both in the United States, Europe and elsewhere), levels of consumer demand, the availability of pipeline capacity and other factors that will be beyond our control may also affect the supply of, demand for, and price of oil and natural gas. Volatility or weakness in oil prices or natural gas prices (or the perception that oil prices or natural gas prices will decrease) affects the spending patterns of our customers. This, in turn, could result in lower demand for our products and services and cause lower pricing of our products and utilization levels for our services. If oil and natural gas prices continue to remain low or decline further, or if there is a further reduction in oil production activities, the demand for our products and services and our results of operations could be materially and adversely affected.

We participate in a capital-intensive industry, and we may not be able to finance future growth of our operations or future acquisitions, which could adversely affect our operations and financial position.

Our growth has been primarily funded by cash flows from operations and borrowings under our loan agreements. As of August 16, 2016, we have $315,000 available for additional borrowing. As a result, we have limited ability to borrow under our credit facility agreements until amounts outstanding have been repaid.

We expect to depend on recent drawings made on our credit facility agreements for a portion of our future capital needs. We may draw all or a portion of the remaining $315,000 available for additional borrowing under the credit line agreements in ordinary course to fund operations, build cash or other general corporate purposes. In the event we draw the full amount available under our credit line agreements, we will no longer have the ability to draw additional funds from these credit lines until some or all of the outstanding borrowings have been repaid. As a result, absent the issuance of additional securities, alternative financing arrangements or the repayment of outstanding borrowings under our existing credit line agreements, cash flow from operations and our existing cash on hand may be the sole source of funding for our operations.

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The successful execution of our growth strategy depends on our ability to generate sufficient cash flows and/or raise additional capital as needed. Our ability to fund future growth depends on our performance, which is impacted by factors beyond our control, including financial, business, economic and other factors, such as potential changes in customer preferences and pressure from competitors. If we are unable to generate sufficient cash flows or to obtain additional capital on favorable terms or at all, we may be unable to continue growing our business, conduct necessary corporate activities, take advantage of business opportunities that arise or engage in activities that may be in our long-term best interest, which may adversely impact our ability to sustain or improve our current level of profitability. Furthermore, any failure to make scheduled payments of interest and principal on our outstanding indebtedness could harm our ability to incur additional indebtedness on acceptable terms or at all, and also could constitute an event of default under our credit line agreements and might cause a cross default with respect to our other outstanding indebtedness, resulting in the acceleration of all such outstanding indebtedness. Our inability to generate sufficient cash flow to satisfy our debt obligations or to obtain alternative financing could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects, and we could be forced into bankruptcy or liquidation.

If we are unable to generate enough cash flow from operations to service our indebtedness or are unable to use future borrowings to refinance our indebtedness or fund other capital needs, we may have to undertake alternative financing plans, which may have onerous terms or may be unavailable.

We cannot assure you that our business will generate sufficient cash flow from operations to service our outstanding indebtedness, or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other capital needs. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

●	refinancing or restructuring all or a portion of our debt;

●	obtaining alternative financing;

●	selling assets;

●	reducing or delaying capital investments;

●	seeking to raise additional capital; or

●	revising or delaying our strategic plans.

However, we cannot assure you that we would be able to implement alternative financing plans, if necessary, on commercially reasonable terms or at all, or that undertaking alternative financing plans would allow us to meet our debt obligations and capital requirements or that these actions would be permitted under the terms of our credit line agreements. Our inability to generate sufficient cash flow to satisfy our debt obligations or to obtain alternative financing could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We are highly leveraged and our substantial indebtedness could adversely affect our operations and financial condition.

As of August 16, 2016, we had $11.3 million debt outstanding under existing loan agreements. Our substantial indebtedness could have negative consequences that could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects, such as:

●	requiring us to dedicate a substantial portion of its cash flow from operating activities to payments on its indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, research and development efforts, potential strategic acquisitions and other general corporate purposes;

●	limiting our ability to obtain additional financing to fund growth, working capital or capital expenditures, or to fulfill debt service requirements or other cash requirements;

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●	increasing our vulnerability to economic downturns and changing market conditions;

●	placing us at a competitive disadvantage relative to competitors that have less debt;

●	to the extent that our debt is subject to floating interest rates, increasing our vulnerability to fluctuations in market interest rates; and

●	preventing our ability to buy back our common shares or pay cash dividends.

If we experience delays and/or defaults in client payments, we could suffer liquidity problems or we could be unable to recover all expenditures.

Because of the nature of our contracts, we sometimes commit resources to projects prior to receiving payments from clients in amounts sufficient to cover expenditures as they are incurred. Some of our clients may find it increasingly difficult to pay invoices for our products and services timely, especially as commodity prices decrease and remain low, increasing the risk that our accounts receivable could become uncollectible and ultimately be written off. In certain cases, our clients for our large projects are project-specific entities that do not have significant assets other than their interests in the project. From time to time it may be difficult for us to collect payments owed to us by these clients. In addition, clients may request extension of the payment terms otherwise agreed to under our contracts. Delays in client payments may require us to make a working capital investment, which could impact our cash flows and liquidity. If a client fails to pay invoices on a timely basis or defaults in making its payments on a project in which we have devoted significant resources, there could be a material adverse effect on our results of operations or liquidity.

If our suppliers cannot provide us with adequate quantities of materials to meet our customers’ demands on a timely basis or if the quality of the materials provided does not meet our standards, we may lose customers or experience lower profitability.

We rely on numerous suppliers to provide us with our required materials and in many instances these materials must meet certain specifications. In addition, we continue to increase our dependence on lower cost sources of raw materials components in different regions. Managing a geographically diverse supply base inherently poses significant logistical challenges. While we believe that we also have improved our ability to effectively manage diverse supply base, a risk nevertheless exists that we could experience diminished supplier performance resulting in longer than expected lead times and/or product quality issues. The occurrence of such factors could have negative impact on our ability to deliver products to customers within our committed time frames and could result in reductions of our operating and net income in future periods.

If we experience delays in introducing new products or if our existing or new products do not achieve or maintain market acceptance, our revenues may decrease.

Our industries are characterized by: intense competition, changes in end-user requirements, technically complex products and evolving product offerings and introductions. We believe our future success will depend, in part, on our ability to anticipate or adapt to these factors and to offer products that meet customer demands on a timely basis. Failure to develop new and innovative products or to custom design existing products could result in the loss of existing customers to competitors or the inability to attract new business, either of which may adversely affect our revenues. The development of new or enhanced products is a complex and uncertain process requiring the anticipation of technological and market trends. We may experience design, manufacturing, marketing or other difficulties, such as an inability to attract a sufficient number of qualified engineers, which could delay or prevent our development, introduction or marketing of new products or enhancements and result in unexpected expenses.

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We are vulnerable to the potential difficulties associated with rapid growth, mergers, acquisitions and post M&A integration.

We have grown rapidly over the last several years, both organically and through mergers and acquisitions, and most notably through the Share Exchange disclosed in this Current Report. We believe that our future success depends on our ability to continue to take advantage of and manage the rapid growth that we have experienced, as well as the demands from increased responsibility on our management personnel. The following factors could present difficulties to us:

●	lack of sufficient executive-level personnel;

●	increased administrative burden;

●	long lead times associated with acquiring additional equipment;

●	ability to manage significant levels of idle equipment in sustained periods of depressed oil and natural gas prices; and

●	ability to maintain the level of focused service attention that we have historically been able to provide to our customers.

After the Share Exchange, the success of our operations will depend on our ability to effectively integrate the operations of SHE and its subsidiaries into our existing operations. The process of integrating acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of our managerial and financial resources. Our operating results could be adversely affected if we do not successfully manage these potential difficulties in integrating the businesses we may acquire.

Although we expect to realize certain benefits as a result of the Share Exchange, there is a possibility that we may be unable to successfully integrate our businesses in order to realize the anticipated benefits of the Share Exchange or do so within the intended timeframe.

As a result of the Share Exchange, or other mergers and acquisitions that may occur in the future, we have been and will continue to devote significant management attention and resources to integrating the business practices and operations of companies we acquire. Difficulties we may encounter in the integration process include:

●	A delay in the integration of management teams, strategies, operations, products and services;

●	Diversion of the attention of management as a result of the Share Exchange;

●	The consequences of a change in tax treatment, including the costs of integration and compliance, and the possibility that the anticipated benefits of the acquisition will not be realized;

●	Differences in corporate culture and management philosophies;

●	The ability to retain key personnel;

●	The challenges of integrating complex systems, technology, networks and other assets into ours in a way that minimizes any adverse effects on the business; and

●	Potential unknown liabilities and unforeseen increased expenses or delays associated with the acquisition, including the costs to integrate beyond current estimates.

Any of these factors could affect the ability of each of our business segments to maintain business relationships or our ability to achieve the anticipated benefits of the acquisition, or could reduce our earnings or otherwise adversely affect our business and financial results.

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We may be unable to employ a sufficient number of skilled and qualified workers.

The delivery of our services and products requires personnel with specialized skills and experience who can perform physically demanding work. As a result of the volatility in the energy service industry and the demanding nature of the work, workers may choose to pursue employment in fields that offer a different work environment. Our ability to be productive and profitable will depend upon our ability to employ and retain skilled workers. In addition, our ability to expand our operations depends in part on our ability to increase the size of our skilled labor force. At times, demand for skilled workers in our geographic area of operations is high, and the supply is limited. A significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we pay, or both. If either of these events were to occur, our capacity and profitability could be diminished and our growth potential could be impaired.

From time to time, we are involved in litigation proceedings, potential liability claims and contract disputes which may reduce our profits.

We are currently involved in a number of litigation proceedings, claims and disputes. We may be subject to a variety of legal proceedings, liability claims or contract disputes in the future. We engage in engineering and construction activities for large facilities where design, construction or systems failures can result in substantial injury or damage. In addition, the nature of our business results in clients, general contractors and suppliers occasionally presenting claims against us for recovery of costs they incurred in excess of what they expected to incur, or for which they believe they are not contractually liable. We have been and may in the future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. During times of economic downturns, especially with regard to commodity-based clients, claim frequencies and amounts tend to increase. In proceedings when it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. In addition, even where insurance is maintained for such exposure, the policies have deductibles resulting in our assuming exposure for a layer of coverage with respect to any such claims. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, and reduce our cash available for operations. In other legal proceedings, liability claims or contract disputes, we may be covered by indemnification agreements which may at times be difficult to enforce. Even if enforceable, it may be difficult to recover under these agreements if the indemnitor does not have the ability to financially support the indemnity. Litigation and regulatory proceedings are subject to inherent uncertainties, and unfavorable rulings could occur. If we were to receive an unfavorable ruling in a matter, our business and results of operations could be materially harmed. For further information on matters in dispute, please see “Description of Business – Legal Proceedings.”

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

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As a public company, we have significant additional requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience of our management team as officers of publicly-traded companies may hinder our ability to comply with the Sarbanes-Oxley Act.

Members of our management have relatively limited experience in managing publicly traded companies. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.

The oilfield services industry is highly competitive with significant potential for excess capacity. We may not be able to meet the specific needs of oil and natural gas exploration and production companies at competitive prices which could adversely affect our business and operating results.

The oilfield services industry is highly competitive. The principal competitive factors in our markets are generally technical expertise, the availability and condition of equipment, work force capability, safety record, reputation and experience. We compete with large national and multi-national companies that have longer operating histories, greater financial resources and greater name recognition than we do and who can operate at a loss in the regions in which we operate. Additionally, some of our competitors provide a broader array of services and/or have a stronger presence in more geographic markets. Our reputation for safety and quality may not be sufficient to enable us to maintain our competitive position, and our competitors may be able to respond more quickly to new or emerging technologies and services and changes in customer requirements. As a result of competition, we may lose market share or be unable to maintain or increase prices for our present services or to acquire additional business opportunities, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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Additionally, significant increases in overall market capacity have caused active price competition and led to lower pricing and utilization levels for our services. Some of our products, such as oil and gas pumping equipment, can be moved from one region to another in response to changes in levels of activity and market conditions, which may result in an oversupply of equipment in an area. For example, natural gas prices declined sharply in 2009 and have remained depressed through 2015, which resulted in reduced production activity in natural gas shale plays. Furthermore, as we entered 2015, we experienced a slowdown in activity across our customer base as operators reacted to the rapid decline in commodity prices that began during the fourth quarter of 2014. The entire year proved to be extremely challenging for the oilfield services industry due to the sustained weakness and volatility in oil prices at levels that caused severe reductions in production activities, which in turn resulted in reduced demand and increased competition and pricing pressure to varying degrees across our product and service lines and operating areas.

Our operations are subject to hazards inherent in the energy services industry.

Risks inherent to our industry, such as equipment defects, vehicle accidents, explosions and uncontrollable flows of gas or well fluids, can cause personal injury, loss of life, suspension of operations, damage to formations, damage to facilities, business interruption and damage to, or destruction of property, equipment and the environment. These risks could expose us to substantial liability for personal injury, wrongful death, property damage, loss of oil and natural gas production, pollution and other environmental damages and could result in a variety of claims, losses and remedial obligations that could have an adverse effect on our business and results of operations. The existence, frequency and severity of such incidents will affect operating costs, insurability and relationships with customers, employees and regulators. In particular, our customers may elect not to purchase our products and service if they view our safety record as unacceptable, which could cause us to lose customers and substantial revenue.

Our operational personnel have experienced accidents which have, in some instances, resulted in serious injuries. Our safety procedures may not always prevent such damages. Our insurance coverage may be inadequate to cover our liabilities. In addition, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable or on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim, a claim in excess of the insurance coverage limits maintained by us or a claim at a time when we are not able to obtain liability insurance could have a material adverse effect on our ability to conduct normal business operations and on our financial condition, results of operations and cash flows.

Risks Relating to Our International Operations

Our operations in international markets and earnings in those markets may be affected by legal, regulatory, political, and economic risks.

We operate in the U.S., Italy, United Arab Emirates, Colombia and Mexico, serving customers in Europe, North America, Asia, Africa, South America and the Middle East. Our operations in international markets and earnings in those markets may be affected by legal, regulatory, political and economic risks. Our ability to maintain the current level of operations in our existing international markets and to capitalize on growth in existing and new international markets is subject to risks associated with international operations. These include the burdens of complying with a variety of foreign laws and regulations, unexpected changes in regulatory requirements, new tariffs or other barriers to some international markets.

We cannot predict whether quotas, duties, taxes, exchange controls or other restrictions will be imposed by the United States, the European Union or other countries upon our international operations in the future or what effect any of these actions would have on our business, financial condition or results of operations. We cannot predict whether there might be changes in our ability to repatriate earnings or capital from international jurisdictions. Changes in regulatory and geopolitical policies and other factors may adversely affect our business or may require us to modify our current business practices.

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Changes in foreign, cultural, political, and financial market conditions could impair our international operations and financial performance.

The economies of foreign countries important to our operations, including countries in Europe, could suffer slower economic growth or economic, social and/or political instability or hyperinflation in the future. International operations, including research & development and sales (and the international operations of our customers), are subject to inherent risks which could adversely affect us, including, among other things:

●	new restrictions on access to markets;

●	lack of developed infrastructure;

●	inflation or recession;

●	changes in and the burdens and costs of compliance with a variety of foreign laws and regulations, including tax laws, accounting standards, environmental laws and occupational health and safety laws;

●	social, political or economic instability;

●	acts of war and terrorism;

●	natural disasters or other crises;

●	reduced protection of intellectual property rights in some countries;

●	increases in duties and taxation; and

●	restrictions on transfer of funds and/or exchange of currencies; expropriation of assets; and other adverse changes in policies, including monetary, tax and/or lending policies, relating to foreign investment or foreign trade by our host countries.

Should any of these risks occur, our ability to sell our products or repatriate profits could be impaired and we could experience a loss of sales and profitability from our international operations, which could have a material adverse impact on our business and financial conditions.

Our international activities expose us to fluctuations in currency exchange rates that could adversely affect our results of operations and cash flows.

Our international manufacturing and sales activities expose us to changes in foreign currency exchange rates. Such fluctuations could result in our (i) paying higher prices for certain imported goods and services, (ii) realizing lower prices for any sales denominated in currencies other than U.S. dollars, (iii) realizing lower net income, on a U.S. dollar basis, from our international operations due to the effects of translation from weakened functional currencies, and (iv) realizing higher costs to settle transactions denominated in other currencies. Any of these risks could adversely affect our results of operations and cash flows.

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We may use forward contracts to help manage the currency risk related to certain business transactions denominated in foreign currencies. To the extent these transactions are completed, the contracts minimize our risk from exchange rate fluctuations because they offset gains and losses on the related foreign currency denominated transactions. However, there can be no assurances that we will be able to effectively utilize these forward exchange contracts in the future to offset significant risk related to fluctuations in currency exchange rates. In addition, there can be no assurances that the counter party to the contract will perform their contractual obligations to us to realize the anticipated benefits of the contracts.

We may be required to pay additional taxes due to tax positions that we undertook.

We operate our business in various countries, and we attempt to utilize an efficient operating model to optimize our tax payments based on the laws in the countries in which we operate. This can cause disputes between us and various tax authorities in the countries in which we operate. In particular, our tax returns may be subject to further audit and assessment by the applicable tax authorities. There can be no assurance that the applicable tax authorities will accept our tax positions. In such event, we may be required to pay additional taxes, as a result of which, our future results may be adversely affected.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar foreign anti-bribery laws.

The United States Foreign Corrupt Practices Act (the “FCPA”) and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making, offering or authorizing improper payments to non-U.S. government officials for the purpose of obtaining or retaining business. We do business and may do additional business in the future in countries or regions where strict compliance with anti-bribery laws may conflict with local customs and practices. Violations of anti-bribery laws (either due to our acts or our inadvertence) may result in criminal and civil sanctions and could subject us to other liabilities in the U.S. and elsewhere. Even allegations of such violations could disrupt our business and result in a material adverse effect on our business and operations.

We are committed to doing business in accordance with applicable anti-corruption laws and our own internal policies and procedures. We also plan to implement policies and procedures concerning compliance with the FCPA that is disseminated to employees, directors, contractors, and agents. This policy has been implemented as part of our anti-bribery compliance program.

Our policies and procedures and any future improvements, however, may prove to be less than effective, and our employees and consultants may engage in conduct for which we might be held responsible. Some foreign jurisdictions may require us to utilize local agents and/or establish joint ventures with local operators or strategic partners. Even though some of our agents and partners may not themselves be subject to the FCPA or other non-U.S. anti-bribery laws to which we may be subject, if our agents or partners make improper payments to non-U.S. government officials in connection with engagements or partnerships with us, we could be investigated and potentially found liable for violation of such anti-bribery laws and could incur civil and criminal penalties and other sanctions, which could have a material adverse effect on our business, financial position, results of operations and cash flows.

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Risks Relating to Our Common Stock

No liquid market currently exists for our Common Stock, and an active, liquid trading market for our Common Stock may not develop, which may make it difficult for investors to sell shares of Common Stock they purchase.

Our Common Stock is currently quoted on the OTCBB and thinly traded, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. There can be no assurance that there will be an active market for shares of our Common Stock either now or in the future. If an active and liquid trading market does not develop or continue, our investors may have difficulty selling any share of our Common Stock that they purchase. Additionally, after the Share Exchange, the ownership of our stock is heavily concentrated among the two Selling Stockholders.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of our shareholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be current in their reports under Section 13 of the Exchange Act in order to maintain price quotation privileges on the OTC Bulletin Board. More specifically, FINRA has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board by requiring an issuer to be current in its filings with the Securities and Exchange Commission (the “SEC”). Pursuant to Rule 6530(e), if we file our reports late with the SEC three times in a two-year period or our securities are removed from the OTC Bulletin Board for failure to timely file twice in a two-year period then we will be ineligible for quotation on the OTC Bulletin Board for one year. We were unable to file the 10-K for year 2015 and the 10-Q for the three-month ended March 31, 2016 in a timely manner. If we are late for three filings in a two-year period, Rule 6530(e) will be triggered and we probably will not be eligible for quotation on the OTC Bulletin Board for one year. In that case, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

In the event a market develops for our common stock, the market price of our common stock may be volatile.

In the event a market develops for our Common Stock, the market price of our Common Stock may be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

Future issuance of our Common Stock could dilute the interests of existing shareholders.

We may issue additional shares of our Common Stock in the future. The issuance of a substantial amount of Common Stock could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Common Stock in the public market could have an adverse effect on the market price of our Common Stock.

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We do not intend to pay dividends for the foreseeable future, and our investors must rely on increases in the market prices of our Common Stock for returns on equity investment.

To date, we have paid no cash dividends on our common stock. The declaration and payment of dividends, if any, will always be subject to the discretion of our Board. The timing and amount of any dividends declared will depend on, among other things, our earnings, financial condition and cash requirements and availability and our ability to obtain debt and equity financing on acceptable terms as contemplated by our growth strategy. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not used to pay dividends. Accordingly, our investors must rely on increases in the market prices of our Common Stock for returns on equity investment.

The application of the SEC “penny stock” rules to our Common Stock could limit trading activity in the market, and our shareholders may find it more difficult to sell their shares of our Common Stock.

It is expected that our Common Stock will be trading at less than $5.00 per share and is therefore subject to the SEC penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Because our directors and executive officers are among our largest shareholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those interests of our investors.

Our directors and executive officers will own or control a significant percentage of the common stock following the Share Exchange. Our directors and executive officers currently own or control 83.5% of the issued and outstanding common stock (97.7% if the Warrants are exercised). Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other shareholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our shareholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of shares of our Common Stock immediately following consummation of the Share Exchange on August 12, 2016.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Number of Shares(2)%		Number of Shares after exercise of Warrants(3)		%(4)
Name and Address of Beneficial Owners(1)
Vincent Genovese	16,013,589	13.4%	16,013,589		1.87%
Antonio Monesi(5)	51,460,000	43.1%	508,611,579	(6)	59.4%
Filippo Puglisi	31,540,000	26.4%	311,729,678	(7)	36.4%
Edward C. Haversang	673,103	*	673,103		*
All directors and officers as a group (4 persons)	99,686,692	83.5%	837,027,949		97.7%
Other 5% Stockholders:
AM Dream Holding LLC	51,460,000	43.1%	508,611,579	(6)	59.4%

(1)	Unless otherwise indicated, the business address of each of the individuals is 1800 West Loop South, Suite 1115, Houston, TX 77027.
(2)	Assuming that none of the Warrants issued to the Selling Shareholders in the Share Exchange are exercisable within 60 days, since the Company has an insufficient number of authorized shares of Common Stock to support the full amount of the Warrants. The Company does have an additional 30,587,986 authorized but unissued shares of Common Stock, although 28,771,800 of such shares are reserved for other outstanding warrants.
(3)	Warrants are exercisable at $0.000001 per share at such time as the number of authorized shares of Common Stock is increased to permit the exercise of the Warrants.
(4)	Assuming that both of the Selling Shareholders exercise their Warrants in full when they can do so. If AM Dream Holding LLC exercises its Warrant in full, but Mr. Puglisi does not, the applicable percentage for Mr. Monesi and AM Dream Holding LLC would be 88.2%. If Mr. Puglisi exercises his Warrant in full, but AM Dream Holding LLC does not, the applicable percentage for Mr. Puglisi would be 78.0%.
(5)	Mr. Monesi is the sole member and manager of AM Dream Holding LLC, a Nevada limited liability company, and has the sole voting and dispositive power over shares held by AM Dream Holding LLC.
(6)	Include 457,151,579 shares of Common Stock issuable upon exercise of the Warrants held by AM Dream Holding LLC.
(7)	Include 280,189,678 shares of Common Stock issuable upon exercise of the Warrants held by Mr. Puglisi.

Change of Control

As a result of the issuance of the shares pursuant to the Share Exchange, a change in control of the Company occurred as of August 12, 2016. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Below are the names of and certain information regarding the Company’s current executive officers and directors, including those who were appointed effective as of the closing of the Share Exchange:

Name	Age	Position
Vincent Genovese	52	Chief Executive Officer and Director
Antonio Monesi	46	President and Director
Filippo Puglisi	56	Chief Financial Officer and Director
Edward C. Haversang	52	Director

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Vincent Genovese has more than 20 years of executive management experience and has worked for over 30 years in the field of harmonic gearing technology and industrial controls. His leadership experience includes international business development, high-tech industrial product line development, new product launches, engineering management, research and development management, domestic and international sales and marketing management, electronics manufacturing, high precision mechanical manufacturing, financial management and reporting. In 1990 he purchased Conic Systems, Inc. (“Conic”), a small harmonic gearbox manufacturer, and expanded its product line and market to become the leading supplier of harmonic differentials and automated differential control systems in North America. Successful Conic product launches included multiple lines of harmonic phase shifting and speed changing precision gearboxes, analog and digital drive controls, semi-conductor strain gauge force sensors, digital print register systems, as well as customized machinery for web printing and converting, rechargeable battery material production, and various bio-medical applications for leading multi-national corporations. In 2000, he restructured Conic in a joint venture with Nireco Corporation of Japan, a publically traded company, forming Nireco America Corporation as a consolidated subsidiary of Nireco. As President and Chief Executive Officer of Nireco America, Mr. Genovese led operations in North and South America and worked extensively on international market development. He successfully established sales engineering offices in Brazil, managing large steel manufacturing process control projects with international steel companies. New product launches and systems development projects included high speed, automated, print inspection systems and automatic, color monitoring camera systems for which the company won the FTA Technical Achievement Award. In 2007, he co-founded NAC Drive Systems, Inc. to introduce product lines of harmonic gearing components, gearheads, actuators, and controls. Mr. Genovese has extensive experience and know-how in tooling, manufacturing, and special techniques in harmonic gearbox manufacturing and has a patent (US) for a harmonic gearbox design and several patents pending. He has published numerous articles on harmonic gearing and industrial control technology. He has presented at national technical conferences. He holds a BS in Engineering from the New Jersey Institute of Technology. Mr. Genovese’s volunteer positions have included Chair for the TLMI Print Quality Improvement Committee; Board Director for a 501(c)-3 charity, volunteer firefighter and line officer, emergency medical technician, and youth sports coach.

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Filippo Puglisi has over 30 years of experience in banking, financing, and oil and gas heavy industry manufacturing. Mr. Puglisi has been a director of our subsidiary Swiss Heights Engineering S.A. since 2013 and the Chief Executive Officer of three of our operating subsidiaries since July 2015. From 2011 to 2013, Mr. Puglisi served as the Chief Executive Officer of Petrochem, one of our operating subsidiaries. Prior to joining Petrochem, he served as a consultant to several public and private companies in health, food and luxury sectors. Mr. Puglisi previously over two years of work experience at several financial institutions. He served as a director of Alternative Investment at millennium Fund, Credit Suisse and Banca Euromobiliare, a broker dealer at Merrill Lynch International Inc. and Assistant Officer in Money Market at Bank of Tokyo. Mr. Puglisi holds a Bachelor’s degree in Economics from the State University of New York at Stony Brook.

Antonio Monesi has over 15 years of experience in the oil and gas industry. He founded Bellelli in 2002 and has been with Bellelli since then. Immediately prior to the Share Exchange, Mr. Monesi served as Chief Executive Officer and Chairman of Bellelli. While with Bellelli, Mr. Monesi developed new products such as air separation systems that are used largely used in every oil, gas and power generation station to produce dry air or nitrogen through the separation of the air. Mr. Monesi also developed Bellelli’s managerial organization and structure and led the team to win very large gas treatment plants and relevant projects in certain Far East countries. Under Mr. Monesi’s leadership, Bellelli has developed a wide network of contacts and local representatives.

Prior to joining Bellelli, Mr. Monesi worked as a project manager at Tectubi S.p.A. (now Sima & Tectubi S.p.A.), an Italian company that specializes in the manufacturing and marketing of systems for the energy sector. Mr. Monesi holds a degree in Materials Engineering from Ferrara University, Italy.

Edward Haversang has served as an independent director since December 2008 following the Company’s inception serving in various advisory roles including initial website design, company direction and partnering with key members. He has worked with large prospects of the Company that have significant business value to the Company.

At Praxair (NYSE: PX), he has worked as Director of Distributor Sales and Bulk Products for Praxair Distribution Inc. (PDI) since September 2010 to present selling to significant global accounts as well as providing business development support to regional sales teams. From 2001 to 2008, Mr. Haversang was with Praxair Services Inc. working with Fortune 500 top tier energy companies throughout North America in plant turnaround, inspection and technical services. From 2009 to 2010, he worked with Techcorr USA to startup northeast US sales and services in Non Destructive Testing and Engineering Services for the Energy and Power industries. In 2010, he was Business Development Manager for Mistras Group (NYSE: MG) in their Non-Destructive Testing and Engineering Group. Mr. Haversang served as an account executive with Teleran Technologies from 2000 to 2001 where he successfully introduced Data Warehouse and Business Intelligence software and services to top tier pharmaceutical, banking, brokerage firms throughout North America. From 1994 to 2000, he served in various sales roles in the Packaged Gases business unit throughout northeast U.S. and in the Merchant Gases business unit in New York City and New Jersey prior to Teleran Technologies’ merger with Praxair.

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With Control Instruments from 1987 to 1994 in key roles of Product Manager and ultimately Marketing and Sales Manager, Mr. Haversang led the company’s sales efforts for Hazardous Gases Detection and Monitoring Equipment throughout the US and Europe. He also worked with Shelby Jones Company (Upper Darby, PA) as New York City Area Manager offering pressure, temperature and process monitoring equipment to the power and energy markets from 1990 to 1993.

Mr. Haversang received his B.A. in Business Administration from William Paterson University in 1987. He is involved in several charitable organizations including Board of Deacons at First Presbyterian Church of Caldwell, Church Life Committee, Children’s Mission Golf Committee, Treasurer and Board Member of FCSA Children’s and Disabled American’s Fund 501-(c)3.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Term of Office

Each director of our company is to serve for a term of one year ending on the date of the subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal. Our board of directors is to elect our officers and each officer is to serve until his successor is elected and qualified or until his or her death, resignation or removal.

Board Committees

Our board of directors currently has no committees.

Code of Ethics

The Company hasn’t adopted a Code of Ethics.

Involvement in Certain Legal Proceedings

No executive officer or director of ours has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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●	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

●	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 12, 2016, pursuant to the closing of the Exchange Agreement, the Company issued a total of 83,000,000 shares of Common Stock and warrants to purchase up to a total of 737,341,257 shares of Common Stock at an exercise price of $0.000001 to AM Dream Holding LLC and Filippo Puglisi. In exchange, the Company received all of the issued and outstanding equity interests of SHE thereby making SHE a wholly owned subsidiary of the Company. For the above issuances, the securities issued were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act. No underwriters were used, nor were any brokerage commissions paid in connection with the above issuances.

Item 5.01.	Changes in Control of Registrant.

As a result of the Share Exchange, we experienced a change in control with the former shareholders of SHE effectively acquiring control of us. The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 2.01 to this Report are incorporated into this item by reference.

In connection with the Share Exchange, the Company entered into an Employment Agreement (the “Employment Agreement”) with Vincent Genovese on August 12, 2016 (the “Effective Date”). Mr. Genovese will serve as Chief Executive Officer of the Company and as a member of the Board. In such position, Mr. Genovese shall have such duties, authority, and responsibility as are consistent with Mr. Genovese’s position. Mr. Genovese shall also serve as Chief Executive Officer of the Company’s subsidiary NAC Drive for no additional compensation until November 30, 2016; thereafter, the additional compensation, terms and conditions for service as Chief Executive Officer of NAC Drive Systems shall be mutually agreed upon by Mr. Genovese and the Board of Directors of NAC Drive Systems.

Mr. Genovese’s employment under the Employment Agreement will continue until the second anniversary of the Effective Date, unless terminated earlier. The Employment Agreement will terminate automatically on the second anniversary thereof unless the parties agree in writing to renew it. The period during which Mr. Genovese is employed by the Company thereunder is hereinafter referred to as the “Employment Term.”

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During the Employment Term, Mr. Genovese shall devote necessary business time and attention to the performance of his duties. Mr. Genovese will allocate time as he sees necessary to ensure the timely filing of the Company’s reports pursuant to the Exchange Act and the expansion of the harmonic gearing business, whether directly through the Company or through CTKM., Conic Systems, Inc., and Optimal Actuation, Inc. Mr. Genovese will not engage in any other business, profession, or occupation for compensation or otherwise which would prohibit the performance of such services without the prior written consent of the Board, except that Mr. Genovese does, and may continue to, perform services for CTKM, Conic Systems, Inc. and Optimal Actuation, Inc. until November 30, 2016. Between the Effective Date and November 30, 2016, the Board will evaluate and determine, in its reasonable discretion, whether Mr. Genovese’s services to those companies interfere or conflict with his performance under the Employment Agreement. Upon a determination that Mr. Genovese’s services to those companies do interfere or conflict with Mr. Genovese’s performance under the Employment Agreement, the Board may, in the exercise of its reasonable discretion, order Mr. Genovese to cease providing those services within thirty (30) days of such order. An order by the Board that Mr. Genovese must cease providing services to the three aforementioned businesses shall not be considered “Good Reason” for Mr. Genovese to resign his employment under the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Genovese shall not, except in accordance with a resolution of the Board in writing, spend, encumber or disburse any proceeds of any share offerings, rights offerings, or loans that the Company closes on after the Effective Date, and any disposition of any such proceeds shall be in accordance with the written directives of the Board.

The Employment Agreement requires the Company to pay Mr. Genovese base salary at an annual rate of $62,500 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. Beginning on the thirtieth (30th) day of the month of the one-year anniversary of the Effective Date, the Company shall pay Mr. Genovese’s previously accrued and unpaid base salary as of the Effective Date in the amount of $215,891.00 at the rate of $10,794.44 per month for twenty (20) months (the “Pre-Closing Accrued Salary”). The Company will pay Pre-Closing Accrued Salary in accordance with the Employment Agreement, regardless of when Mr. Genovese’s employment ends or if Mr. Genovese resigns without Good Reason or is dismissed for Cause (as defined under the Employment Agreement). For the calendar years 2016 and 2017, Mr. Genovese shall be eligible to receive an annual bonus at the sole and absolute discretion of the Board. In addition, Mr. Genovese shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time on a basis which is no less favorable than is provided to other similarly situated executives of the Company.

The Employment Term and Mr. Genovese’s employment may be terminated by either the Company or Mr. Genovese at any time and for any reason on at least thirty (30) days advance written notice. Upon termination of Mr. Genovese’s employment during the Employment Term, Mr. Genovese shall be entitled to the Pre-Closing Accrued Salary to be paid over the 20-month period described in the Employment Agreement. If Mr. Genovese resigns for “Good Reason” or is discharged without “Cause” as the Employment Agreement defines those terms, he will be entitled to his Base Salary through the end of the Term and, if the termination or resignation takes place after the first anniversary of the Employment Agreement, and Mr. Genovese was awarded an annual bonus for his first year’s work, Mr. Genovese will receive a pro rata bonus for the year he is terminated based on the amount of the previous year’s bonus.

The Employment Agreement subjects Mr. Genovese to certain confidentiality, noncompetition, and non-solicitation requirements.

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A copy of the Employment Agreement with Mr. Genovese is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 18, 2016, the Company issued a press release announcing the closing of the Share Exchange. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed an admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a), the financial statements for required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report must be filed.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the pro forma financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report must be filed.

(d) Exhibits

2.1	Form of Share Exchange Agreement by and among NAC Global Technologies, Inc., Swiss Heights Engineering S.A., and the shareholders of Swiss Heights Engineering S.A., dated July 19, 2016.(1)**

4.1	Form of Exchange Warrant*

10.1	Lock-Up Agreement, by and among NAC Global Technologies, Inc., Swiss Heights Engineering S.A., and Vincent Genovese, dated as of July 19, 2016.**

10.2	Seller Lock-Up Agreement, by and among NAC Global Technologies, Inc., AM Dream Holding LLC and Filippo M. Puglisi, dated as of August 12, 2016.*

10.3	Employment Agreement, dated August 12, 2016, by and between Vincent Genovese and the Company.*

99.1	Press Release, dated August 18, 2016*

** Previously filed.

*Filed herewith.

(1) Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2016	NAC Global Technologies, INC.

	By:	/s/ Vincent Genovese
		Name:	Vincent Genovese
		Title:	Chief Executive Officer

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